Exhibit 99.1

DURECT Corporation Announces First Quarter 2007 Financial Results

CUPERTINO, Calif., May 7, 2007/PRNewswire-FirstCall/ — DURECT Corporation (Nasdaq: DRRX) announced today financial results for the three months ended March 31, 2007. Total revenues were $5.7 million for the three months ended March 31, 2007, compared to $5.2 million for the same period in 2006. Net loss for the three months ended March 31, 2007 was $8.8 million, compared to a net loss of $6.3 million for the same period in 2006.

At March 31, 2007, DURECT had cash and investments of $72.4 million, including $1.3 million in restricted investments, compared with cash and investments of $81.6 million at December 31, 2006.

“Our development programs continued to progress in the first quarter of this year, several of which should report clinical results during the course of 2007,” stated James E. Brown, D.V.M., President and CEO of DURECT. “In addition, with our entry into global supply agreements with Hospira Worldwide for POSIDUR™ and Corium International for ELADUR™ (TRANSDUR-Bupivacaine), we have secured product supply for late stage clinical trials and launch of these drug candidates.”

Recent Pipeline Highlights:

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POSIDUR. POSIDUR is our post-operative pain relief depot that utilizes our patented SABER™ technology to deliver bupivacaine to provide up to three days of pain relief after surgery. At this point, we have completed enrollment in the majority of studies in our multiple-trial Phase II program in the U.S. and in other countries. For the trials that have completed enrollment, the treatment phases have been completed, and data collection is underway. These studies were carried out in a variety of soft-tissue and orthopedic surgeries for the purpose of selecting the optimal dosing and the surgical procedures for our pivotal Phase III trials. We anticipate reporting on these Phase II trials later in the year and continue to target initiation of Phase III trials in 2007. Hospira, our worldwide supplier for POSIDUR, conducted manufacturing runs during the first quarter. POSIDUR is licensed to Nycomed for commercialization in Europe and select other countries, and DURECT has retained commercialization rights in the US, Canada and Asia.

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Remoxy™. Remoxy, an abuse-resistant long-acting form of oxycodone based on our ORADUR™ technology intended for the treatment of chronic pain, is currently in a pivotal Phase III trial in accordance with a Special Protocol Assessment (SPA) with the United States Food and Drug Administration (FDA). Remoxy is licensed to Pain Therapeutics, which has in turn sublicensed commercialization rights to King Pharmaceuticals. According to Pain Therapeutics, the Remoxy™ Phase III pivotal study is now over 80% enrolled.

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TRANSDUR™-Sufentanil. TRANSDUR-Sufentanil is our proprietary transdermal patch intended to provide sufentanil for a period of up to seven days from a single application for chronic pain sufferers. Based on its public disclosures, Endo Pharmaceuticals expects to commence additional Phase II studies in the first half of 2007 using patches manufactured by 3M Company. TRANSDUR-Sufentanil is licensed to Endo for commercialization in the US and Canada, and DURECT has retained commercialization rights to the rest of the world.

•	ELADUR (TRANSDUR-Bupivacaine). ELADUR is our proprietary transdermal patch intended to provide bupivacaine for a period of up to three days from a single application. During the first quarter of

2007, we announced that we had begun a Phase II program for ELADUR in the US under an FDA-accepted Investigational New Drug (IND) application with a randomized, multi-center, double blind, placebo controlled, two-way cross-over trial in approximately 50 patients with Post-Herpetic Neuralgia (PHN) to assess safety as well as the magnitude, duration and characteristics of analgesic activity of ELADUR. We expect to report data from this Phase II study in 2007. Corium, our worldwide supplier for ELADUR, conducted manufacturing development activities during the first quarter of 2007. DURECT retains full commercial rights to this drug candidate.

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Memryte™. Memryte is a drug candidate for the treatment of Alzheimer’s Disease based on our proprietary DURIN™ implant technology and Voyager Pharmaceutical’s patented method of treatment of Alzheimer’s Disease. Voyager informed DURECT in the fourth quarter of 2006 that Voyager had truncated its Phase III clinical trial for Memryte in order to get an early look at potential efficacy. According to Voyager, data analysis is underway and data from this truncated trial is expected to be available in the first half of 2007.

About DURECT Corporation

DURECT Corporation is an emerging specialty pharmaceutical company developing pharmaceutical systems based on its proprietary drug delivery platform technologies. The Company currently has a number of late-stage pharmaceutical products in development addressing large markets in pain management, with a number of research programs underway targeting chronic disease and other therapeutic areas. For more information, please visit www.durect.com.

NOTE: POSIDUR™, SABER™, ORADUR™, DURIN™, TRANSDUR™, and ELADUR™ are trademarks of DURECT Corporation. Other referenced trademarks belong to their respective owners.

DURECT Forward-Looking Statement

The statements in this press release regarding DURECT’s products in development, product development plans, anticipated regulatory, clinical and development milestones and timing thereof, future clinical trial results and DURECT’s emergence as a specialty pharmaceutical company are forward-looking statements involving risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, DURECT’s (and that of its third party collaborators where applicable) abilities to design, enroll, conduct and complete clinical trials, complete the design, development, and manufacturing process development of the product candidate, obtain product and manufacturing approvals from regulatory agencies, manufacture and commercialize the product candidate and manage and obtain capital to fund its growth, operations and expenses. Further information regarding these and other risks is included in DURECT’s Form 10-K filed on March 15, 2007 under the heading “Risk Factors.”

DURECT CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2007	2006
Collaborative research and development and other revenue	$3,458	$3,058
Product revenue, net	2,268	2,153

Total revenues	5,726	5,211

Operating expenses:
Cost of revenues (1)	860	829
Research and development (1)	10,352	7,164
Selling, general and administrative (1)	3,538	3,005
Amortization of intangible assets	7	300

Total operating expenses	14,757	11,298

Loss from operations	(9,031)	(6,087)
Other income (expense):
Interest and other income	978	906
Interest expense	(714)	(1,077)

Net other income (expense)	264	(171)

Net loss	(8,767)	(6,258)

Net loss per common share, basic and diluted	$(0.13)	$(0.10)

Shares used in computing basic and diluted net loss per share	69,231	61,837

__________ (1) Includes stock-based compensation related to the following:

Cost of revenues	$34	$8
Research and development	1,156	614
Selling, general and administrative	668	321

	$1,858	$943

DURECT CORPORATION

CONDENSED BALANCE SHEETS

(in thousands)

	As of March 31, 2007	As of December 31, 2006 (1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,386	$41,554
Short-term investments	34,800	28,297
Accounts receivable, net	4,674	2,152
Inventories	2,042	2,052
Prepaid expenses and other current assets	1,565	1,744

Total current assets	76,467	75,799
Property and equipment, net	7,429	7,451
Goodwill	6,399	6,399
Intangible assets, net	104	111
Long-term investments	2,948	10,472
Restricted investments	1,284	1,284
Other non-current assets	855	969

Total assets	$95,486	$102,485

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$922	$864
Accrued liabilities	3,586	4,522
Contract research liability	3,125	1,624
Interest payable on convertible notes	681	97
Deferred revenue, current portion	5,254	5,348
Equipment financing obligations, current portion	35	34
Bonds payable, current portion	210	210

Total current liabilities	13,813	12,699
Bonds payable and equipment financing obligations, noncurrent portion	597	606
Convertible subordinated notes	37,337	37,337
Deferred revenue, noncurrent portion	13,197	14,507
Other long-term liabilities	273	304
Stockholders’ equity	30,269	37,032

Total liabilities and stockholders’ equity	$95,486	$102,485

(1)	Derived from audited financial statements.

SOURCE DURECT Corporation

CONTACT:

Matthew J. Hogan, Chief Financial Officer, DURECT Corporation, +1-408-777-4936

Media Contact:

Feinstein Kean Healthcare

Jeremiah Hall, Senior Vice President, +415 677-2700, jeremiah.hall@fkhealth.com